As filed with the Securities and Exchange Commission on July 27, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204
(Address of Principal Executive Offices)	(Zip Code)

Fidelity National Information Services, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Marc M. Mayo
Corporate Executive Vice President and Chief Legal Officer
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent For Service)

(904) 438-6000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, No. 333-132845 (the “Registration Statement”) of Fidelity National Information Services, Inc. (the “Registrant”) is being filed in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold under the Fidelity National Information Services, Inc. Employee Stock Purchase Plan (the “Plan”) as of the date of this Post-Effective Amendment. The Plan was terminated by the Registrant effective as of May 30, 2018, concurrent with shareholder approval of the Amendment and Restatement of the 2008 Omnibus Incentive Plan which now expressly permits an Employee Stock Purchase Sub-Plan to be operated thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 26, 2018.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Marc M. Mayo
Marc M Mayo
Corporate Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned directors and officers of Fidelity National Information Services, Inc., hereby severally appoint Marc M. Mayo, with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to him to sign for us, in our names and in the capacities indicated below, any and all amendments to this Post-Effective Amendment No. 1 to the Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto such attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that such attorney or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

President, Chief Executive Officer and
/s/ Gary A. Norcross	Chairman of the Board	July 26, 2018
Gary A. Norcross	(Principal Executive Officer)

Corporate Executive Vice President and
/s/ James W. Woodall	Chief Financial Officer	July 26, 2018
James W. Woodall	(Principal Financial Officer)

/s/ Kathleen T. Thompson	Chief Accounting Officer	July 26, 2018
Kathleen T. Thompson	(Principal Accounting Officer)

/s/ Ellen R. Alemany	Director	July 26, 2018
Ellen R. Alemany

/s/ Keith W. Hughes	Director	July 26, 2018
Keith W. Hughes

/s/ David K. Hunt	Director	July 26, 2018
David K. Hunt

/s/ Stephan A. James	Director	July 26, 2018
Stephan A. James

/s/ Leslie M. Muma	Director	July 26, 2018
Leslie M. Muma

/s/ Alexander Navab	Director	July 26, 2018
Alexander Navab

/s/ Louise M. Parent	Director	July 26, 2018
Louise M. Parent

/s/ Brian T. Shea	Director	July 26, 2018
Brian T. Shea

/s/ James B. Stallings, Jr.	Director	July 26, 2018
James B. Stallings, Jr.

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